EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Time Warner Cable Inc., a Delaware corporation (the “Company”), for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her respective knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 30, 2015	/s/ Robert D. Marcus
Robert D. Marcus
Chief Executive Officer
(Principal Executive Officer)
Time Warner Cable Inc.

Date: July 30, 2015	/s/ William F. Osbourn, Jr.
William F. Osbourn, Jr.
Senior Vice President, Controller and Chief Accounting Officer and Acting Co-Chief Financial Officer
(Co-Principal Financial Officer)
Time Warner Cable Inc.

Date: July 30, 2015	/s/ Matthew Siegel
Matthew Siegel
Senior Vice President and Treasurer and Acting Co-Chief Financial Officer
(Co-Principal Financial Officer)
Time Warner Cable Inc.